EXHIBIT 4.01

AMERICAN REAL ESTATE ACQUISITION CORPORATION

SUBSCRIPTION AGREEMENT – SUBORDINATED NOTES

The Investor named below, by payment of the purchase price for such subordinated notes (“notes”), by delivery of a check payable to American Real Estate Acquisition Corporation, hereby subscribes for the purchase of the principal amount of notes indicated below of American Real Estate Acquisition Corporation, with a minimum denomination of $1,000.  By such payment, the named Investor further acknowledges receipt of the prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the notes being subscribed for hereby.

INVESTOR: Please indicate your investment order below. Fill in all terms and amounts.

INVESTMENT IN SUBORDINATED NOTES:
Enclosed is my check for the purchase of Subordinated Note(s). ($1,000 minimum per note)	I have indicated below the amount I wish to invest for each term selected:
	Term	Amount $
Please check one of the following interest payment options:	Term	Amount $
Monthly [ ] quarterly[ ] semi-annually[ ] annually[ ] at maturity[ ]	Term	Amount $
	Term	Amount $
Interest rates are set forth in the current prospectus and are fixed until maturity.	Total of all Note(s)	Amount $

INVESTOR: Please print all information below to complete your order.

REGISTRATION INFORMATION

Registered owner:	SSN/EIN:
Telephone number (include area code):	Date of Birth:
Street address:
Street address:
City: State:	Zip

Second joint owner (if applicable):	SSN:
Beneficiary name:	SSN:
Custodian’s name (only one allowed by law):
Minor’s name (under Uniform Gifts to Minors Act):	Minor’s SSN:
SIGNATURE VERIFICATION

Under penalties of perjury, I certify that:

1. The social security number shown on this form is correct.

2.  I have received the prospectus and understand that American Real Estate Acquisition Corporation notes are not bank savings or deposit accounts and are not insured by the US Government or any instrumentality thereof.

3.  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a failure to report all interest and dividends, or the IRS has notified me that I am no longer subject to backup withholding.  Only cross out subpart (3) if you are subject to backup withholding.

4. I am a bona fide resident of _____________.

Signature of Registered Owner:

Joint Signature (if applicable):

PAYMENT INSTRUCTIONS

Make your checks payable to :
AMERICAN REAL ESTATE ACQUISITION CORPORATION
9100 W. 148th Street
Overland Park, Kansas 66221

This application is neither an offer to sell nor an offer to buy subordinated notes. Such an offer can only be made by prospectus.